Exhibit 99.1

GRANT PARK
Grant Park Fund Weekly Commentary For the Week Ended April 1, 2016	FUND

Current Month				Rolling Performance				Rolling Risk Metrics* (May 2011 – April 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.72%	-0.10%	3.98%	-7.81%	-2.50%	-5.81%	-0.67%	-5.81%	10.27%	-28.70%	-0.53	-0.72
B**	0.71%	-0.10%	3.81%	-8.36%	-3.08%	-6.39%	-1.33%	-6.39%	10.27%	-30.75%	-0.59	-0.78
Legacy 1***	0.69%	-0.09%	4.51%	-5.90%	-0.53%	-3.79%	N/A	-3.79%	10.16%	-23.67%	-0.33	-0.49
Legacy 2***	0.69%	-0.09%	4.46%	-6.11%	-0.70%	-4.03%	N/A	-4.03%	10.16%	-24.38%	-0.35	-0.52
Global 1***	1.03%	-0.05%	4.98%	-5.61%	-0.06%	-3.14%	N/A	-3.14%	10.11%	-21.86%	-0.26	-0.41
Global 2***	1.02%	-0.05%	4.99%	-5.75%	-0.23%	-3.34%	N/A	-3.34%	10.13%	-22.45%	-0.29	-0.44
Global 3***	1.03%	-0.06%	4.59%	-7.20%	-1.79%	-4.92%	N/A	-4.92%	10.15%	-26.24%	-0.45	-0.62
S&P 500 Total Return Index****	1.84%	0.63%	1.99%	1.45%	11.35%	11.07%	6.93%	11.07%	12.19%	-16.26%	0.92	1.53
Barclays Capital U.S. Long Gov Index****	0.88%	-0.01%	8.05%	5.99%	4.70%	9.12%	8.09%	9.12%	11.48%	-15.54%	0.82	1.48
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
	Sector			Market		Sector			Market
Sector	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					24%
Energy	4%	Short	Natural Gas	2.1%	Short	4%	Short	Natural Gas	2.3%	Short
			Gas Oil	0.5%	Short			Gas Oil	0.5%	Short
Grains/Foods	12%	Long	Sugar	2.5%	Long	13%	Long	Sugar	2.8%	Long
			Soybean	1.9%	Long			Soybean	2.1%	Long
Metals	7%	Long	Gold	2.3%	Long	7%	Long	Gold	2.4%	Long
			Copper	1.1%	Long			Copper	1.1%	Long
FINANCIALS	77%					76%
Currencies	21%	Short $	Australian Dollar	3.5%	Long	20%	Short $	Australian Dollar	3.8%	Long
			British Pound	2.8%	Short			British Pound	3.0%	Short
Equities	25%	Long	S&P 500	3.5%	Long	25%	Long	S&P 500	4.3%	Long
			Dax Index	2.9%	Long			Nasdaq	2.9%	Long
Fixed Income	31%	Long	Bunds	4.7%	Long	31%	Long	Bunds	5.1%	Long
			U.S. Treasury Bonds	3.0%	Long			U.S. Treasury Bonds	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy

Crude oil markets fell over 6% after comments from Saudi Arabia cast doubt on whether the Kingdom would participate in any plan to stabilize global output. Natural gas prices increased over 8% as U.S. inventories declined.

Grains/Foods

Corn prices fell as U.S. farmers planned to expand corn crops by reducing wheat crops. Wheat prices rose in reaction to this news. Sugar markets declined on a weaker Brazilian real and on forecasts for drier weather. Cocoa prices declined as rains in West Africa, one of the top growing regions, improved supply forecasts.

Metals	Gold markets declined slightly as positive U.S. jobs and manufacturing data reduced demand for the safe haven asset. Copper prices fell on concerns about slowing economic growth in China.
Currencies

The U.S. dollar weakened against its global counterparts after the Federal Reserve indicated it would proceed cautiously in adjusting interest rates, easing expectations of an interest rate hike in April or June. The Australian dollar and the New Zealand dollar strengthened in reaction to the Federal Reserve’s comments and as investor demand increased due to the widening interest-rate differentials between the U.S. and Australian and New Zealand dollars. The euro strengthened in anticipation the European Central Bank (ECB) will not use additional easing to stimulate the euro-zone economy.

Equities

U.S. equity markets rose slightly as expectations about an upcoming interest rate hike fell. European equity markets declined slightly as French telecom and Italian bank stocks underperformed. The Nikkei declined on a stronger yen and on disappointing Japanese economic data.

Fixed Income

U.S. treasury markets were slightly higher after Janet Yellen’s comments eased expectations of an interest rate hike in April or June. Bund prices rose on weaker European equity markets, falling oil prices and the start of the ECB bond-buying program. Gilt prices moved lower on falling demand from foreign investors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR):  This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index):  A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability. The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy. The total return calculation includes the price-plus-gross cash dividend return. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart

Drawdown:  A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio:  A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio:  A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation:  Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.